  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 1996
                                                        REGISTRATION NO.333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM S-8


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            --------------------

                           DANIEL INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

           DELAWARE                                        75-1547355
(State or other jurisdiction of                          (I.R.S Employer
 incorporation or organization)                        Identification No.)

                            9753 PINE LAKE DRIVE
                            HOUSTON, TEXAS  77055
                  (Address of Principal Executive Offices)

                           ASSUMED OPTIONS GRANTED
                            BY BETTIS CORPORATION
                 Pursuant to its 1994 Stock Incentive Plan and
                  1994 Non-Employee Director Stock Option Plan
                            (Full title of the plan)

                              JAMES M. TIDWELL
                 VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           DANIEL INDUSTRIES, INC.
                            9753 PINE LAKE DRIVE
                            HOUSTON, TEXAS  77055
                   (Name and address of agent for service)

                                 (713) 467-6000
         (Telephone number, including area code, of agent for service)

                            --------------------

                                With Copy to:

                         Fulbright & Jaworski L.L.P.
                          1301 McKinney, Suite 5100
                           Houston, TX 77010-3095
                               (713) 651-5151
                         Attention: Katie-Pat Vletas


                       CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                     Proposed maximum         Proposed maximum
   Title of securities        Amount to be          offering price per       aggregate offering           Amount of
    to be registered           registered                unit (1)                 price (1)            registration fee
-----------------------------------------------------------------------------------------------------------------------
 Common Stock  $1.25
 par value                 452,980 shares (2)             $12.94                 $5,861,562                 $1,777
=======================================================================================================================


(1) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of a share of Common Stock as reported by the New York Stock Exchange on December 20, 1996.

(2) Also registered hereby is (i) an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the 1994 Stock Incentive Plan or 1994 Non-Employee Director Stock Option Plan and (ii) the Common Stock purchase rights associated with the shares of Common Stock being registered (the "Rights").

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference

         The following documents previously filed by Daniel Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

                 (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

                 (b)      Current Report on Form 8-K dated December 12, 1996;

                 (c) The description of the Company's Common Stock contained in its Registration of Securities of Certain Successor Issuers on Form 8-B dated May 5, 1988; and

                 (d) The description of the Company's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A filed June 5, 1990.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities

         Not applicable.

ITEM 5.  Interests of Named Experts and Legal Counsel

         Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Thomas L. Sivak, General Counsel to the Company. Mr. Sivak owns 3,042 shares of Common Stock and holds options to purchase 24,500 shares of Common Stock of which 11,167 options are currently exercisable.

ITEM 6.  Indemnification of Directors and Officers

         The Company's Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director, except liability (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Except as set forth above, if a director were to breach his fiduciary duty in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy may be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. The Company's Certificate of Incorporation further provides that, if the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company's directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.

         Article IX of the Company's By-laws provides that each person who is or was a director or officer of the Company, or who serves or served any other enterprise or organization as such at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by the Delaware General Corporation Law.

         Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy, which provides coverage in the amount of $10,000,000, subject to a maximum deductible of $200,000, per loss and excludes coverage for dishonest, fraudulent or criminal acts and situations where the officer or director gained a personal advantage or profit.

Item 7.  Exemption from Registration Claimed

         Not applicable.

ITEM 8.  Exhibits

4.1 Note Purchase Agreement dated as of December 5, 1988, between the Company and The Variable Annuity Life Insurance Company, The Mutual Benefit Life Insurance Company, MONY Life Insurance Company of America and MONY Legacy Life Insurance Company (including the form of the Company's Senior Notes in the aggregate in the principal amount of $20,000,000) (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended September 30, 1988, and hereby incorporated by reference herein).

4.2 Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration of Securities of Certain Successor Issuers on Form 8-B dated May 5, 1988, and hereby incorporated by reference herein).

4.3      Amendment to Certificate of Incorporation of the Company (filed as
         Exhibit 4.1 to the Company's Current Report on Form 8-K dated December 12, 1996, and hereby incorporated by reference herein).

4.4      By-laws of the Company, as amended through February 1, 1996, (filed as
         Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Reg. No. 333-14635), and hereby incorporated by reference herein).

4.5 Certificate of Designation, Powers, Preferences and Rights of Series A Junior Participating Preferred Stock (filed as Exhibit 3.3 on Daniel's Form 8 amending its Annual Report on Form 10-K for the year ended September 30, 1990, and hereby incorporated by reference herein).

4.6 Rights Agreement dated as of May 31, 1990, between the Company and Wachovia Bank and Trust Company, N.A., as Rights Agent (filed as
         Exhibit 1 to the Company's Registration of Certain Classes of Securities on Form 8-A filed June 5, 1990, and hereby incorporated by reference herein).

4.7 Bettis Corporation 1994 Stock Incentive Plan (including form of Nonstatutory Stock Option Agreement used in connection therewith).

4.8 Bettis Corporation 1994 Nonemployee Directors' Stock Option Plan (including form of Nonemployee Director's Stock Option Agreement included therewith).

4.9      Forms of Stock Option Assumption.

5.1      Opinion of Thomas L. Sivak, regarding legality of securities.

23.1     Consent of Thomas L. Sivak (included in Exhibit 5.1).

23.2     Consent of Price Waterhouse LLP.

24.1     Powers of Attorney (contained on page II-6 and II-7 hereof).

ITEM 22. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 12th day of December, 1996.

                                        DANIEL INDUSTRIES, INC.


                                        By    /s/ W. A. GRIFFIN, III
                                          -------------------------------
                                                  W. A. Griffin, III
                                                    President and
                                               Chief Executive Officer


                               POWER OF ATTORNEY


         KNOWALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James M. Tidwell and Michael R. Yellin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                      TITLE                            DATE
              ---------                                      -----                            ----


      /s/ W. A. GRIFFIN, III               President, Chief Executive Officer and       December 12, 1996
-------------------------------------      Director (Principal Executive Officer)
          W. A. Griffin, III

       /s/ JAMES M. TIDWELL                Vice President, Finance and Chief            December 12, 1996
-------------------------------------      Financial Officer (Principal Financial
           James M. Tidwell                Officer)



       /s/ MARY R. BESHEARS                Controller (Principal Accounting             December 12, 1996
-------------------------------------      Officer)
           Mary R. Beshears

       /s/ NATHAN M. AVERY                 Director                                     December 12, 1996
-------------------------------------
           Nathan M. Avery

                                                  Director                                     December __, 1996
       -------------------------------------
                   Ralph F. Cox


             /s/ GIBSON GAYLE, JR.                Director                                     December 12, 1996
       -------------------------------------
                 Gibson Gayle, Jr.

               /s/ W. A. GRIFFIN                  Chairman Emeritus and a Director             December 12, 1996
       -------------------------------------
                   W. A. Griffin


            /s/ RONALD C. LASSITER                Chairman of the Board                        December 12, 1996
       -------------------------------------
                Ronald C. Lassiter

              /s/ THOMAS J. KEEFE                 Director                                     December 12, 1996
       -------------------------------------
                  Thomas J. Keefe


            /s/ LEO E. LINBECK, JR.               Director                                     December 12, 1996
       -------------------------------------
                Leo E. Linbeck, Jr.


             /s/ BRIAN E. O'NEILL                 Director                                     December 12, 1996
       -------------------------------------
                 Brian E. O'Neill

                                 Exhibit Index

     Ex.
     No.                                            Description
     ---            ----------------------------------------------------------------------------
      4.1           Note Purchase Agreement dated as of December 5, 1988, between the Company and The Variable Annuity Life Insurance Company, The Mutual Benefit Life
                    Insurance Company, MONY Life Insurance Company of America and MONY Legacy
                    Life Insurance Company (including the form of the Company's Senior Notes in the aggregate in the principal amount of $20,000,000) (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended September
                    30, 1988, and hereby incorporated by reference herein).

      4.2           Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the
                    Company's Registration of Securities of Certain Successor Issuers on Form
                    8-B dated May 5, 1988, and hereby incorporated by reference herein).

      4.3           Amendment to Certificate of Incorporation of the Company (filed as Exhibit
                    4.1 to the Company's Current Report on Form 8-K dated December 12, 1996, and hereby incorporated by reference herein).

      4.4           By-laws of the Company, as amended through February 1, 1996, (filed as
                    Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Reg. No.
                    333-14635), and hereby incorporated by reference herein).

      4.5           Certificate of Designation, Powers, Preferences and Rights of Series A
                    Junior Participating Preferred Stock (filed as Exhibit 3.3 on Daniel's Form
                    8 amending its Annual Report on Form 10-K for the year ended September 30,
                    1990, and hereby incorporated by reference herein).

      4.6           Rights Agreement dated as of May 31, 1990, between the Company and Wachovia
                    Bank and Trust Company, N.A., as Rights Agent (filed as Exhibit 1 to the
                    Company's Registration of Certain Classes of Securities on Form 8-A filed
                    June 5, 1990, and hereby incorporated by reference herein).

      4.7           Bettis Corporation 1994 Stock Incentive Plan (including form of
                    Nonstatutory Stock Option Agreement used in connection therewith).

      4.8           Bettis Corporation 1994 Nonemployee Directors' Stock Option Plan (including form of Nonemployee Director's Stock Option Agreement included therewith).

      4.9           Forms of Stock Option Assumption.

      5.1           Opinion of Thomas L. Sivak, regarding legality of securities.

     23.1           Consent of Thomas L. Sivak (included in Exhibit 5.1).

     23.2           Consent of Price Waterhouse LLP.

     24.1           Powers of Attorney (contained on page II-6 and II-7 hereof).